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                     (Letterhead of Andrews & Kurth L.L.P.)

                                                                     EXHIBIT 5.1

                                  May 12, 1994




Board of Directors
Santa Fe Energy Resources, Inc.
1616 South Voss, Suite 1000
Houston, Texas  77057

Gentlemen:

              We have acted as counsel to Santa Fe Energy Resources, Inc. (the "Company") in connection with the Company's Registration Statement on Form S-3 (Commission File No. 33-52849, the "Registration Statement") relating to the registration under the Securities Act of 1933, as amended, of the offering and
sale of (a) up to $100,000,000 principal amount of the Company's       % Senior
Subordinated Debentures due 2004 (the "Debentures") and (b) up to 12,305,000
shares of the Company's $        Series A Convertible Preferred Stock, par
value $0.01 per share (the "DECS"), and the shares of the Company's Common Stock, par value $0.01 per share (the "Common Stock"), issuable upon the redemption or conversion of the DECS. The Debentures will be offered by Salomon Brothers Inc, Dillon, Read & Co. Inc., Lazard Freres & Co. and Chemical Securities Inc. The DECS will be offered by the several underwriters represented by Salomon Brothers Inc, Lazard Freres & Co. and PaineWebber Incorporated.

              As the basis for the opinion hereinafter expressed, we have examined such statutes, regulations, corporate records and documents, certificates of corporate and public officials, and other instruments as we have deemed necessary or advisable for the purposes of this opinion. In such examination we have assumed the authenticity of all documents submitted to us as originals and the conformity with the original documents of all documents submitted to us as copies.

              Based on the foregoing and on such legal considerations as we deem relevant for purposes of this opinion, we are of the opinion that (a) the Debentures to be issued and sold as described in the Registration Statement have been duly and validly authorized by all necessary corporate action by the Company and, assuming due execution and delivery of the Indenture pursuant to which the Debentures will be issued (the "Indenture") and the qualification thereof under the Trust Indenture Act of 1939, as amended, the due execution and authentication of the Debentures as specified in the Indenture and delivery of the Debentures against payment therefor, the Debentures will constitute valid and legally binding obligations of the Company, subject to any applicable bankruptcy, insolvency, fraudulent transfer,

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Board of Directors
Santa Fe Energy Resources, Inc.
May 12, 1994
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reorganization, moratorium and other laws of general applicability relating to or affecting creditors' rights and to general equitable principles; and (b) the DECS to be issued and sold as described in the Registration Statement and the Common Stock issuable upon the redemption or conversion of the DECS have been duly and validly authorized by all necessary corporate action by the Company and, assuming the due execution, filing with the Secretary of State of the State of Delaware and effectiveness of the Certificate of Designations pursuant to which the DECS will be issued (the "Certificate of Designations"), the due execution and authentication of the certificates for the DECS and delivery of the DECS against payment therefor, the DECS and, in the event of conversion or redemption of the DECS as provided in the Certificate of Designations, the shares of Common Stock issuable upon conversion or redemption of the DECS will be validly issued, fully-paid and nonassessable.

              In addition, we have reviewed the information contained in the Registration Statement related to the federal income tax considerations applicable to the ownership and disposition of DECS. Such information is accurate to the extent such constitutes matters of law or legal conclusions.

              We hereby consent to the use of this opinion as an exhibit to the Registration Statement and reference to our firm under the captions "Validity of the Debentures", "Validity of the Securities" and "Federal Income Tax Considerations" in the Prospectuses included therein.

                                         Very truly yours,

                                        /s/ Andrews & Kurth L.L.P.